As filed with the Securities and Exchange Commission on November 16, 2022

Registration No. 333-230122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIGHWAY HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong

(852) 2344-4248

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roland Kohl

Chief Executive Officer

Suite 1801, Level 18, Landmark North

39 Lung Sum Avenue

Sheung Shui

New Territories, Hong Kong

Telephone: (852) 2344-4248

Facsimile: (852) 2343-4976

roland.kohl@highwayholdings.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Calvin Z. Cheng., Esq.
Zamzama Azizi, Esq.

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

Telephone (310) 553-4441

Facsimile: (310) 201-4746

Approximate date of commencement of proposed sale to the public: Not Applicable. This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) is filed by Highway Holdings Limited (the “Company”), and amends the registration statement initially filed on Form F-3 (File No. 333-230122) with the Securities and Exchange Commission (the “Commission”) on March 7, 2019 (the “Registration Statement”), registering securities of the Company to be sold using the “shelf registration” process under Rule 415 of the Securities Act of 1933, as amended.

The offering of securities pursuant to the Registration Statement has been abandoned and no securities were sold under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that were registered (including shares of common shares, debt securities, and warrants to purchase such common stock and/or debt securities) that remain unsold, the Company hereby amends the Registration Statement to remove from registration all of the securities covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned.

HIGHWAY HOLDINGS LIMITED

By:	/s/ ALAN CHAN
Alan Chan
Chief Financial Officer and Secretary

Date: November 16, 2022

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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